Ingersoll Rand Reports Record Third Quarter 2023 Results
Raises Total Company Guidance including Organic Revenue Growth
Third Quarter 2023 Highlights
(All comparisons against the third quarter of 2022 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Third quarter orders of $1,638 million, down 1%, or down 8% organic
◦On a two-year stack, organic orders grew 6%
•Reported third quarter revenues of $1,739 million, up 15%, or up 6% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $208 million, or earnings of $0.51 per share
◦Adjusted net income from continuing operations, net of tax1 of $316 million, or $0.77 per share
•Adjusted EBITDA1 of $462 million, up 23%, with a margin of 26.5%, up 170 basis points year over year, and incremental margin of 38%
•Reported operating cash flow from continuing operations of $397 million and free cash flow from continuing operations1 of $369 million, up 46%
•Liquidity of $3.2 billion as of September 30, 2023, including $1.2 billion of cash on hand and undrawn capacity of $2.0 billion under available credit facilities
•Backlog remains near historically high levels, up 6%
Raising 2023 Guidance
•Raising full-year 2023 total revenue growth by 200 bps to a range of 14% to 16% and organic revenue growth1 range expectation by 100 bps to 9% to 11%
•Raising Adjusted EBITDA1 guidance to a range of $1,730 to $1,770 million, up 21% to 23% over prior year
•Raising full-year 2023 Adjusted EPS1 guidance to a range of $2.81 to $2.89, up 19% to 22% over prior year
DAVIDSON, N.C. - November 1, 2023 - Ingersoll Rand Inc. (NYSE: IR) reported record third quarter revenues.

“We remain committed to delivering differentiated, profitable growth and are again raising our full year guidance on total revenue growth, organic revenue growth, Adjusted EBITDA, and Adjusted EPS,” said Vicente Reynal, chairman and chief executive officer. “In addition, we continue to stay nimble and pivot towards high-growth, sustainable end markets. Our inorganic growth strategy continues to deliver value-enhancing acquisitions, and we believe that our IRX model enables us to better capitalize on those efforts and strengthen our core capabilities to unlock further growth.”
Third Quarter 2023 Segment Review
(All comparisons against the third quarter of 2022 unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): broad range of compressor, vacuum and blower solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,347 million, down 1%, or 9% organic
◦On a two-year stack, organic orders grew 8%
•Reported Revenues of $1,428 million, up 19%, or 10% organic1
•Reported Segment Adjusted EBITDA of $411 million, up 31% with an incremental margin of 42%
•Reported Segment Adjusted EBITDA Margin of 28.8%, up 260 basis points, due to continued pricing strength and IRX driving strong operational execution
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

•IT&S saw organic orders finish largely in line with expectations down 9%, due largely to tough comparisons to the 16% organic order growth in the third quarter of the prior year. Book to bill remains on track and consistent with previous guidance of approximately 1.0x for the year.
Precision and Science Technologies Segment (P&ST): highly specialized fluid management solutions including precision liquid and gas pumps and niche compression technologies
•Reported Orders of $291 million, down 3%, or 6% organic
◦On a two-year stack, organic orders declined 3%
•Reported Revenues of $311 million, down 2%, or 5% organic2
•Reported Segment Adjusted EBITDA of $94 million, up 2%
•Reported Segment Adjusted EBITDA Margin of 30.3%, up 120 basis points, driven largely by improvements in pricing versus cost and synergy delivery in recently completed M&A
•Order declines were primarily driven by the Life Sciences business, which continues to experience softness in the oxygen concentration and biopharma end markets. In the industrial businesses, short cycle orders were positive both sequentially and year over year, driven by demand generation activities, use of IRX, and lead time reductions.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.2 billion. On a reported basis, the Company generated $397 million of cash flow from operating activities from continuing operations and invested $29 million in capital expenditures, resulting in free cash flow from continuing operations2 of $369 million, compared to cash flow from operating activities from continuing operations of $274 million and free cash flow from continuing operations2 of $253 million in the prior year period. Net debt to Adjusted EBITDA leverage2 was 0.9x for the third quarter, which was an improvement of 0.1x as compared to the prior year.
In addition, Ingersoll Rand continues to evolve its capital structure to both facilitate its capital allocation strategy and move towards a fully unsecured investment grade capital structure. In August 2023, the Company refinanced $1.5 billion of floating secured term loans and issued its inaugural unsecured investment grade bonds. Under this new structure, Ingersoll Rand achieved a fixed / floating ratio of 74% / 26% and extended its weighted average maturity from four to six years.
Consistent with our comprehensive capital allocation strategy led by M&A, in the third quarter of 2023, Ingersoll Rand deployed $308 million to M&A. Ingersoll Rand closed on the acquisition of Howden Roots LLC (“Roots”), a leading provider of low-pressure compression and vacuum technologies. In addition, the company recently closed on two additional transactions of Oxywise s.r.o, a leading provider of onsite oxygen and nitrogen generating systems as well as Fraserwoods Fabrication and Machining Ltd., a leading provider of aftermarket services for blowers and pumps in the vacuum truck market. The Company also returned $8 million to shareholders through its quarterly dividend payment. No shares were repurchased in the third quarter. The Company remains committed to its annual share repurchase commitment of approximately $250 million for the full year.

2 Non-GAAP measure (definitions and/or reconciliations in tables below)

Raising 2023 Guidance
Ingersoll Rand is raising its guidance for full year 2023 total revenue growth, organic revenue growth, Adjusted EBITDA and Adjusted EPS ranges based on robust performance in Q3, and its expectations of continued strong commercial and operational performance for the balance of the year:

Key Metrics[2]
	Previous Guidance as of 5/3/23	Previous Guidance as of 8/2/23	Revised Guidance as of 11/1/23
Revenue - Total Ingersoll Rand	10-12%	12-14%	14-16%
Ingersoll Rand (Organic)[1]	6-8%	8-10%	9-11%
Industrial Technologies & Services (Organic)	6-8%	9-11%	11-13%
Precision & Science Technologies (Organic)	5-7%	5-7%	1-3%
FX Impact[3]	~Flat	~ Flat	(~1%)
M&A4	~$270M	~$300M	~$360M
Corporate Costs	(~$160M)	(~$165M)	(~$170M)
Adjusted EBITDA[1]	$1,660M - $1,710M (+16% - +19% YoY)	$1,690M - $1,740M (+18% - +21% YoY)	$1,730M - $1,770M (+21% - +23% YoY)
Adjusted EPS[1]	$2.64 - $2.74 (+11% - +16% YoY)	$2.70 - $2.80 (+14% - +19% YoY)	$2.81 - $2.89 (+19% - +22% YoY)
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
__________________________________________
1 Non-GAAP measure (definitions and/or reconciliations in tables below)
2 All revenue outlook commentary expressed in percentages and based on growth as compared to 2022
3 Based on September 2023 FX rates; does not include impact of FX on M&A
4 Reflects all completed and closed M&A as of November 1, 2023
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the third quarter results on Thursday, November 2, 2023 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use access Code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics (including COVID-19), geopolitical tensions, cyber events or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2023	2022	2023	2022
Revenues	$1,738.9	$1,515.7	$5,054.7	$4,292.6
Cost of sales	999.6	940.4	2,953.7	2,621.4
Gross Profit	739.3	575.3	2,101.0	1,671.2
Selling and administrative expenses	315.2	278.7	941.9	819.8
Amortization of intangible assets	92.2	93.8	274.3	263.6
Other operating expense, net	13.5	12.8	53.7	43.4
Operating Income	318.4	190.0	831.1	544.4
Interest expense	39.6	26.6	119.3	68.8
Loss on extinguishment of debt	12.6	—	13.5	1.1
Other income, net	(7.6)	(9.8)	(25.4)	(21.8)
Income from Continuing Operations Before Income Taxes	273.8	173.2	723.7	496.3
Provision for income taxes	60.3	30.3	168.9	104.6
Income (loss) on equity method investments	(3.9)	2.6	(1.2)	(2.5)
Income from Continuing Operations	209.6	145.5	553.6	389.2
Income from discontinued operations, net of tax	—	0.5	—	0.6
Net Income	209.6	146.0	553.6	389.8
Less: Net income attributable to noncontrolling interests	1.3	0.9	4.7	2.5
Net Income Attributable to Ingersoll Rand Inc.	$208.3	$145.1	$548.9	$387.3

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$208.3	$144.6	$548.9	$386.7
Income from discontinued operations, net of tax	—	0.5	—	0.6
Net income attributable to Ingersoll Rand Inc.	$208.3	$145.1	$548.9	$387.3

Basic earnings per share of common stock:
Earnings from continuing operations	$0.51	$0.36	$1.36	$0.95
Earnings from discontinued operations	—	—	—	—
Net earnings	0.51	0.36	1.36	0.96

Diluted earnings per share of common stock:
Earnings from continuing operations	$0.51	$0.35	$1.34	$0.94
Earnings from discontinued operations	—	—	—	—
Net earnings	0.51	0.36	1.34	0.94

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,197.5	$1,613.0
Accounts receivable, net of allowance for credit losses of $53.1 and $47.2, respectively	1,216.1	1,122.0
Inventories	1,082.9	1,025.4
Other current assets	236.9	206.9
Total current assets	3,733.4	3,967.3
Property, plant and equipment, net of accumulated depreciation of $472.7 and $417.4, respectively	685.8	624.4
Goodwill	6,489.8	6,064.2
Other intangible assets, net	3,673.0	3,578.6
Deferred tax assets	22.3	22.3
Other assets	549.7	509.1
Total assets	$15,154.0	$14,765.9
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$33.9	$36.5
Accounts payable	663.1	778.7
Accrued liabilities	957.7	858.8
Total current liabilities	1,654.7	1,674.0
Long-term debt, less current maturities	2,699.3	2,716.1
Pensions and other postretirement benefits	145.0	147.2
Deferred income taxes	630.1	610.6
Other liabilities	405.1	360.8
Total liabilities	$5,534.2	$5,508.7
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 428,208,898 and 426,327,805 shares issued as of September 30, 2023 and December 31, 2022, respectively	4.3	4.3
Capital in excess of par value	9,527.1	9,476.8
Retained earnings	1,475.5	950.9
Accumulated other comprehensive loss	(341.6)	(251.7)
Treasury stock at cost; 23,412,443 and 21,210,095 shares as of September 30, 2023 and December 31, 2022, respectively	(1,111.3)	(984.5)
Total Ingersoll Rand stockholders' equity	$9,554.0	$9,195.8
Noncontrolling interests	65.8	61.4
Total stockholders' equity	$9,619.8	$9,257.2
Total liabilities and stockholders' equity	$15,154.0	$14,765.9

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Month Period Ended September 30,
	2023	2022
Cash Flows From Operating Activities From Continuing Operations:
Net income	$553.6	$389.8
Income from discontinued operations, net of tax	—	0.6
Income from continuing operations	553.6	389.2
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	274.3	263.6
Depreciation	67.2	64.4
Non-cash restructuring charges	2.1	6.0
Stock-based compensation expense	35.2	62.3
Income (loss) on equity method investments	1.2	2.5
Foreign currency transaction losses (gains), net	1.0	(12.3)
Non-cash adjustments to carrying value of LIFO inventories	14.0	33.0
Loss on extinguishment of debt	13.5	1.1
Other non-cash adjustments	7.4	2.0
Changes in assets and liabilities:
Receivables	(62.2)	(160.1)
Inventories	10.0	(260.2)
Accounts payable	(140.8)	76.4
Accrued liabilities	82.1	90.2
Other assets and liabilities, net	(62.6)	(47.5)
Net cash provided by operating activities from continuing operations	796.0	510.6
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(75.8)	(61.1)
Net cash paid in acquisitions	(923.8)	(62.5)
Disposals of property, plant and equipment	7.6	—
Other investing	0.3	4.1
Net cash used in investing activities from continuing operations	(991.7)	(119.5)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(1,510.8)	(647.1)
Proceeds from long-term debt	1,490.4	—
Purchases of treasury stock	(132.9)	(257.8)
Cash dividends on common shares	(24.3)	(24.3)
Proceeds from stock option exercises	21.9	14.7
Payments of interest rate cap premiums	—	(13.4)
Payments of deferred and contingent acquisition consideration	(17.4)	(4.1)
Payments of debt issuance costs	(17.3)	—
Other financing	(3.4)	(2.8)
Net cash used in financing activities from continuing operations	(193.8)	(934.8)
Cash Flows From Discontinued Operations:
Net cash used in operating activities	—	(5.0)
Net cash provided by investing activities	—	4.4
Net cash used in discontinued operations	—	(0.6)
Effect of exchange rate changes on cash and cash equivalents	(26.0)	(105.8)
Net decrease in cash and cash equivalents	(415.5)	(650.1)
Cash and cash equivalents, beginning of period	1,613.0	2,109.6
Cash and cash equivalents, end of period	$1,197.5	$1,459.5

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2023	2022	2023	2022
Ingersoll Rand
Revenues	$1,738.9	$1,515.7	$5,054.7	$4,292.6
Adjusted EBITDA	$461.5	$376.1	$1,286.3	$1,014.6
Adjusted EBITDA Margin	26.5%	24.8%	25.4%	23.6%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2023	2022	2023	2022
Net Income	$209.6	$146.0	$553.6	$389.8
Less: Income from discontinued operations	—	0.6	—	0.8
Less: Income tax provision from discontinued operations	—	(0.1)	—	(0.2)
Income from Continuing Operations	209.6	145.5	553.6	389.2
Plus:
Provision for income taxes	60.3	30.3	168.9	104.6
Amortization of acquisition related intangible assets	89.8	84.8	266.7	248.2
Restructuring and related business transformation costs	2.2	7.2	12.4	30.9
Acquisition and other transaction related expenses and non-cash charges	14.8	12.1	46.6	27.0
Stock-based compensation	11.2	27.1	35.2	69.3
Foreign currency transaction losses (gains), net	1.1	(6.7)	1.0	(12.3)
Loss (income) on equity method investments	3.9	(2.6)	1.2	2.5
Loss on extinguishment of debt	12.6	—	13.5	1.1
Adjustments to LIFO inventories	(0.3)	33.0	14.0	33.0
Cybersecurity incident costs	0.1	—	2.3	—
Gain on settlement of post-acquisition contingencies	—	(6.2)	—	(6.2)
Other adjustments	(8.2)	(4.4)	(20.4)	(18.7)
Minus:
Income tax provision, as adjusted	89.0	70.0	252.5	194.8
Interest income on cash and cash equivalents	(7.9)	(3.0)	(18.7)	(3.0)
Adjusted Net Income	$316.0	$253.1	$861.2	$676.8

Adjusted Basic Earnings Per Share[1]	$0.78	$0.63	$2.13	$1.67
Adjusted Diluted Earnings Per Share[2]	$0.77	$0.62	$2.09	$1.64

Average shares outstanding:
Basic, as reported	404.5	404.0	404.8	405.4
Diluted, as reported	408.6	408.5	408.9	410.3
Adjusted diluted[2]	408.6	408.5	408.9	410.3

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2023	2022	2023	2022
Diluted Net Income Per Share (As Reported)[1]	$0.51	$0.36	$1.34	$0.94
Less: Diluted Net Income Per Share from Discontinued Operations (As Reported)[1]	—	—	—	—
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	0.51	0.35	1.34	0.94
Plus:
Provision for income taxes	0.15	0.07	0.41	0.25
Amortization of acquisition related intangible assets	0.22	0.21	0.65	0.60
Restructuring and related business transformation costs	0.01	0.02	0.03	0.08
Acquisition and other transaction related expenses and non-cash charges	0.03	0.03	0.11	0.07
Stock-based compensation	0.03	0.07	0.09	0.17
Foreign currency transaction losses (gains), net	—	(0.01)	—	(0.03)
Loss (income) on equity method investments	0.01	(0.01)	—	0.01
Loss on extinguishment of debt	0.03	—	0.03	—
Adjustments to LIFO inventories	—	0.08	0.04	0.08
Cybersecurity incident costs	—	—	0.01	—
Gain on settlement of post-acquisition contingencies	—	(0.02)	—	(0.02)
Other adjustments	(0.02)	(0.01)	(0.05)	(0.05)
Minus:
Income tax provision, as adjusted	0.22	0.17	0.62	0.47
Interest income on cash and cash equivalents	(0.02)	(0.01)	(0.05)	(0.01)
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.77	$0.62	$2.09	$1.64

Average shares outstanding:
Basic, as reported	404.5	404.0	404.8	405.4
Diluted, as reported	408.6	408.5	408.9	410.3
Adjusted diluted[2]	408.6	408.5	408.9	410.3
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2023	2022	2023	2022
Net Income	$209.6	$146.0	$553.6	$389.8
Less: Income from discontinued operations	—	0.6	—	0.8
Less: Income tax provision from discontinued operations	—	(0.1)	—	(0.2)
Income from Continuing Operations, Net of Tax	209.6	145.5	553.6	389.2
Plus:
Interest expense	39.6	26.6	119.3	68.8
Provision for income taxes	60.3	30.3	168.9	104.6
Depreciation expense	22.4	20.4	64.4	61.8
Amortization expense	92.2	93.8	274.3	263.6
Restructuring and related business transformation costs	2.2	7.2	12.4	30.9
Acquisition and other transaction related expenses and non-cash charges	14.8	12.1	46.6	27.0
Stock-based compensation	11.2	27.1	35.2	69.3
Foreign currency transaction losses (gains), net	1.1	(6.7)	1.0	(12.3)
Loss (income) on equity method investments	3.9	(2.6)	1.2	2.5
Loss on extinguishment of debt	12.6	—	13.5	1.1
Adjustments to LIFO inventories	(0.3)	33.0	14.0	33.0
Cybersecurity incident costs	0.1	—	2.3	—
Gain on settlement of post-acquisition contingencies	—	(6.2)	—	(6.2)
Other adjustments	(8.2)	(4.4)	(20.4)	(18.7)
Adjusted EBITDA	$461.5	$376.1	$1,286.3	$1,014.6
Minus:
Interest expense	39.6	26.6	119.3	68.8
Income tax provision, as adjusted	89.0	70.0	252.5	194.8
Depreciation expense	22.4	20.4	64.4	61.8
Amortization of non-acquisition related intangible assets	2.4	9.0	7.6	15.4
Interest income on cash and cash equivalents	(7.9)	(3.0)	(18.7)	(3.0)
Adjusted Income from Continuing Operations, Net of Tax	$316.0	$253.1	$861.2	$676.8

Free Cash Flow from Continuing Operations:
Cash flows from operating activities from continuing operations	$397.3	$274.4	$796.0	$510.6
Minus:
Capital expenditures	28.6	21.8	75.8	61.1
Free Cash Flow from Continuing Operations	$368.7	$252.6	$720.2	$449.5

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2023	2022	2023	2022
Orders
Industrial Technologies and Services	$1,346.9	$1,355.2	$4,241.5	$3,928.6
Precision and Science Technologies	290.9	299.3	910.5	954.6
Total Orders	$1,637.8	$1,654.5	$5,152.0	$4,883.2
Revenue
Industrial Technologies and Services	$1,428.4	$1,199.6	$4,124.0	$3,389.7
Precision and Science Technologies	310.5	316.1	930.7	902.9
Total Revenue	$1,738.9	$1,515.7	$5,054.7	$4,292.6
Segment Adjusted EBITDA
Industrial Technologies and Services	$410.9	$314.0	$1,134.0	$853.4
Precision and Science Technologies	94.2	92.0	278.7	254.8
Total Segment Adjusted EBITDA	$505.1	$406.0	$1,412.7	$1,108.2
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$43.6	$29.9	$126.4	$93.6
Interest expense	39.6	26.6	119.3	68.8
Depreciation and amortization expense	114.6	114.2	338.7	325.4
Restructuring and related business transformation costs	2.2	7.2	12.4	30.9
Acquisition and other transaction related expenses and non-cash charges	14.8	12.1	46.6	27.0
Stock-based compensation	11.2	27.1	35.2	69.3
Foreign currency transaction losses (gains), net	1.1	(6.7)	1.0	(12.3)
Loss on extinguishment of debt	12.6	—	13.5	1.1
Adjustments to LIFO inventories	(0.3)	33.0	14.0	33.0
Cybersecurity incident costs	0.1	—	2.3	—
Gain on settlement of post-acquisition contingencies	—	(6.2)	—	(6.2)
Other adjustments	(8.2)	(4.4)	(20.4)	(18.7)
Income from Continuing Operations Before Income Taxes	273.8	173.2	723.7	496.3
Provision for income taxes	60.3	30.3	168.9	104.6
Income (loss) on equity method investments	(3.9)	2.6	(1.2)	(2.5)
Income from Continuing Operations	209.6	145.5	553.6	389.2
Income from discontinued operations, net of tax	—	0.5	—	0.6
Net Income	$209.6	$146.0	$553.6	$389.8

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH (DECLINE) BY SEGMENT1

	For the Three Month Period Ended September 30, 2023
	Orders	Revenue
Ingersoll Rand
Organic growth (decline)	(8.2%)	6.4%
Impact of foreign currency	1.1%	1.4%
Impact of acquisitions	6.1%	6.9%
Total orders and revenue growth (decline)	(1.0%)	14.7%

Industrial Technologies & Services
Organic growth (decline)	(8.7%)	9.5%
Impact of foreign currency	1.0%	1.4%
Impact of acquisitions	7.1%	8.2%
Total orders and revenue growth (decline)	(0.6%)	19.1%

Precision & Science Technologies
Organic decline	(6.0%)	(5.3%)
Impact of foreign currency	1.7%	1.8%
Impact of acquisitions	1.5%	1.7%
Total orders and revenue decline	(2.8%)	(1.8%)
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.